Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-220322) and Form S‑8 (Nos. 333-153345, 333-117445, 333-191198, 333-221730, and 333-221732) of Dycom Industries, Inc. of our report dated March 2, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 2, 2020